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                                                                   Exhibit 10.16


                                    AMENDMENT
                                       TO
                   AGREEMENT OF SEVERANCE, WAIVER AND RELEASE


          This Amendment to Agreement of Severance, Waiver and Release (this "Amendment") is made as of December 1, 1999, between UBICS, Inc., a Delaware corporation ("UBICS") and Manohar B. Hira ("Hira").

                                    PREAMBLE:

          UBICS and Hira are parties to an Agreement of Severance, Waiver and Release dated March 18, 1999 (the "Severance Agreement"), which sets forth the terms of Hira's retirement from employment with UBICS effective on January 1, 2000. The Severance Agreement contemplated that UBICS would acquire R Systems, Inc. and the President of R Systems, Inc. would become the President and Chief Executive Officer of UBICS. UBICS did not acquire R Systems. Inc. and has not yet hired a new President and Chief Executive Officer. The parties therefore wish to amend the Severance Agreement to provide for the continued employment of Hira by UBICS through March 31, 2000.

          Therefore, UBICS and Hira, intending to be legally bound, agree as follows:

          1. The first sentence of Section 1 of the Severance Agreement shall be amended to read as follows:

                    Hira shall retire and his employment with UBICS will terminate on March 31, 2000 (the "Termination Date").

          2. Section 2 of the Severance Agreement shall be amended in its entirety to read as follows:

                    2. Resignation as President and Director. Hira hereby resigns from the office of President of UBICS effective on the earlier of (a) the date on which UBICS hires a new President and Chief Executive Officer (the "Hiring Date") or
                    (b) the Termination Date. The parties acknowledge that Hira was not nominated for reelection to the Board of Directors of UBICS at the 1999 Annual Meeting of Stockholders of UBICS, but that on December 1, 1999, the Board of Directors of UBICS elected Hira to fill the vacancy on the Board created by the resignation of Craig A. Wolfanger. Hira hereby resigns from the Board of Directors of UBICS effective on the Termination
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                    Date. During the period from the Hiring Date until the
                    Termination Date, Hira shall perform such duties as shall be necessary or appropriate to make a transition of his responsibilities to the new President and Chief Executive Officer, and shall perform such other duties and responsibilities as the Board of Directors, Chairman or President of UBICS may from time to time designate.

          3. The first sentence of Section 3 of the Severance Agreement shall be amended to read as follows:

                    Provided Hira continues to perform his duties as employee of UBICS through January 1, 2000, UBICS shall pay Hira a severance payment of $450,000.00 in cash as follows:
                    $150,000.00 on the Termination Date, and $100,000.00 on each of the first three anniversaries of the Termination Date, in each case minus applicable deductions, as a severance.

          4. Section 8 of the Severance Agreement shall be amended in its entirety to read as follows:

                    8. Stock Options. In consideration of Hira agreeing to extend his retirement date until March 31, 2000, UBICS hereby grants to Hira options (the "New Options") to purchase 35,000 shares of common stock at an exercise price of $2.50 per share, all in accordance with the terms of a separate stock option agreement between UBICS and Hira dated as of December 1, 1999. Upon the Termination Date, all options to purchase common stock of UBICS held by Hira, including the New Options, shall immediately vest and be exercisable by Hira or his estate until the expiration date of such options, which is on the tenth anniversary of the date of grant. In the event that [,on or prior to the Termination Date,] the Board of Directors determines to reduce the exercise price of its outstanding options, to issue new options to replace such outstanding options, or to issue additional options to holders of such outstanding options, the Company will also reprice or replace Hira's options (other than the New Options) or issue additional options to Hira (other than with respect to the New Options), as the case may be, on the same basis,

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                    provided that any such new or additional options shall be
                    fully vested and exercisable upon issuance.

          5. Except as set forth above, the Severance Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                                -------------------------------
                                                Manohar B. Hira



                                                UBICS, Inc.



                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

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